UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 5, 2011

MGIC Investment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin
(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475
(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At the Company’s Annual Meeting of Shareholders held on May 5, 2011, the Company’s shareholders approved the MGIC Investment Corporation 2011 Omnibus Incentive Plan (the “Plan”). The Plan replaces the MGIC Investment Corporation 2002 Stock Incentive Plan (the “2002 Plan”) and no further awards will be granted under the 2002 Plan. Following is a summary of the material features of the Plan.  This summary does not change the actual terms of the Plan, which is incorporated by reference to Appendix B to the Company’s Proxy Statement for its May 5, 2011 Annual Meeting of Shareholders.

The purpose of the Plan is to motivate and incent performance by, and to retain the services of, key employees and non-employee directors through receipt of awards under the Plan.  There are currently approximately 130 eligible individuals, of whom 10 are non-employee directors.  The maximum number of shares of Common Stock that may be issued under the Plan is 7,000,000 shares. Awards issued under the Plan that are subsequently forfeited will not count against the limit on the maximum number of shares that may be issued under the Plan.  In addition, shares used for income tax withholding or used for payment of the exercise price of an option will not count against the limit.

The Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units, as well as cash incentive awards.  No award may be granted after May 5, 2021.

Unless otherwise provided by the Company’s Board of Directors, the Plan will be administered by the Board’s Management Development, Nominating and Governance Committee (the “Committee”), which has authority to, among other things: interpret the Plan, select participants and the types of awards to be granted, and establish the terms and conditions of awards.

The Plan contains a list of performance goals (the “listed goals”) for an annual bonus plan which conditions bonuses on satisfaction of one or more of the listed goals (a bonus plan of this type is “a 162(m) Bonus Plan”). For a 162(m) Bonus Plan, within 90 days after the beginning of our fiscal year, the Committee will select one or more of the listed goals and determine a specific performance target thereunder.  If the performance target is met, the Committee may award bonuses in a maximum amount not to exceed three times the base salary of the CEO and up to 2.25 times the base salaries of other employee participants.  For bonuses payable in 2012 and later years, the Committee may raise the base salary multiples that determine maximum bonuses. In no event, however, may bonuses under a 162(m) bonus plan for any year exceed $5 million for the CEO and $3 million for any other participant.

The Committee may allow participants to elect to receive restricted stock or restricted stock units (“restricted equity”) for a portion of the participant’s bonus.  This restricted equity is referred to as the base shares. If the participant elects to receive base shares, the participant may also be awarded additional shares of restricted equity for each base share. These matching shares will not be counted against the maximum bonus amounts referred to above but their value may not exceed $2.5 million for the CEO and $1.5 million for any other participant. The base shares and the matching shares will be awarded under the Plan. Their vesting provisions will be determined by the Committee.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held May 5, 2011.  At that meeting, shareholders took the following actions with respect to the proposals described in our 2011 Proxy Statement:

1.	The following directors were elected:

	For	Withheld	Broker Non-Votes
Kenneth M. Jastrow, II	147,779,716	14,390,136	16,595,890
Daniel P. Kearney	160,229,283	1,940,569	16,595,890
Donald T. Nicolaisen	148,374,430	13,795,422	16,595,890

2.	Ratification of the placement of Mark M. Zandi into a director class whose term extends beyond the 2011 Annual Meeting of Shareholders was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
160,819,517	1,240,753	109,582	16,595,890

3.	Ratification of the placement of Bruce L. Koepfgen into a director class whose term extends beyond the 2011 Annual Meeting of Shareholders was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
160,829,877	1,229,411	110,564	16,595,890

4.	An amendment to the Company’s Articles of Incorporation to eliminate the classified board provisions and provide for the annual election of all directors was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
177,837,907	866,177	61,658	0

5.	The compensation of our named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
139,746,299	21,671,061	752,492	16,595,890

6.	The shareholders approved, on an advisory basis, that the Company conduct annual advisory votes on executive compensation by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
151,224,127	320,168	9,794,004	831,553	16,595,890

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

7.	The MGIC Investment Corporation 2011 Omnibus Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
129,407,353	31,972,556	789,943	16,595,890

8.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
177,570,595	1,154,954	40,193	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: May 10, 2011	By:	/s/Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary